Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-292608 and 333-293552) and on Form S-8 (Nos. 333-294450, 333-280458, 333-262459, and 333-262460) of Constellation Energy Corporation of our report dated February 26, 2026 relating to the financial statements of Calpine Corporation, which appears in this Current Report on Form 8-K/A.

We also consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-293552-01) of Constellation Energy Generation, LLC of our report dated February 26, 2026 relating to the financial statements of Calpine Corporation, which appears in this Current Report on Form 8-K/A.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
April 17, 2026

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